Exhibit (8)(h)(2): Amendment No. 1 to the Participation Agreement among United of Omaha Life Insurance Company, The Universal Institutional Funds, Inc. (formerly Morgan Stanley Universal Funds, Inc.) and Morgan Stanley Investment Management Inc. (formerly Morgan Stanley Asset Management, Inc.).

                      AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 7th day of April, 2003, by and among UNITED OF OMAHA LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY ASSET MANAGEMENT INC.) (the "Adviser").

WHEREAS, the Company, the Fund, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, MILLER ANDERSON & SHERRERD, LLP) ("MSI") have entered into a Participation Agreement dated as of May 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement"); and

WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A to add new products.

2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B to identify share class.

3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

4. This Amendment may be amended only by written instrument executed by each party hereto.

5.   This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

UNITED OF OMAHA LIFE INSURANCE COMPANY


By:     /s/ Richard A. Witt
   -------------------------------------
Name:   Richard A. Witt
Title:  Executive Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:     /s/ Stefanie Chang Yu
   -------------------------------------
Name:   Stefanie Chang Yu
Title:  Vice President


MORGAN STANLEY INVESTMENT MANAGEMENT INC


By:     /s/ Stefanie Chang Yu
   -------------------------------------
Name:   Stefanie Chang Yu
Title:  Executive Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date      Form Number and Name of
Established by Board of Directors      Contract Funded by Separate Account

United of Omaha Separate Account C     6016L-0194, Series I Variable Annuity
(Established on December 18, 1993)     (as of 4/94)

                                       6090L-0595, Series V Variable Annuity
                                       (as of 6/95)

                                       6500L-0898, Ultra-Access Variable
                                       Annuity (as of 8/98)

                                       6880L-1101, Ultra-Rewards Variable
                                       Annuity (as of 8/01)

                                       6980L-1002, Ultra-Select Series L
                                       Variable Annuity (as of 11/02)

United of Omaha Separate Account B     6347L-0697, Modified Single Premium
(Established on August 27, 1996)       Variable Universal Life

                                       6387L-1197, Flexible Premium Variable
                                       Universal Life


A-1
---

                                   SCHEDULE B
                                   ----------

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                    -----------------------------------------
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
                   ------------------------------------------

               Emerging Markets Equity Portfolio -- Class I Shares
                    Fixed Income Portfolio -- Class I Shares
                    ----------------------------------------
                      Technology Portfolio - Class I Shares